EXHIBIT 99.1

LendingTree Announces Executive Appointments to Support Growth

Charlotte, N.C. (June 10, 2015) - LendingTree®, the nation’s leading online loan marketplace, has announced a series of senior executive appointments to fully align the company’s management team for rapid scale and to leverage new growth opportunities.
Gabe Dalporto, who joined the company in April 2011 as CMO and was named President, Mortgage in February 2013, will assume a new role as Chief Financial Officer, leading the initiative to build a finance and analytics function for the next phase of the company’s growth. Carla Shumate will remain in her role as LendingTree’s Chief Accounting Officer.
“Gabe was instrumental in the company’s turnaround and its rapid growth since then,” said Doug Lebda, founder and CEO of LendingTree. “With his deep operational and P&L knowledge, combined with his analytics expertise, Gabe is the natural choice to lead a finance function that leverages analytics to drive our business growth.”
“At the same time we usher in a new chapter for LendingTree, I want to personally thank Alex Mandel for his service at LendingTree. Alex joined the company in August 2010 as a financial consultant, named CFO in July 2012, played an essential role in the resurgence of Lending Tree over the past five years and recruited an exceptionally talented finance team. LendingTree, the board of directors and I personally thank Alex for his contributions and wish him all the best in his future endeavors,” added Lebda.
Nikul Patel will become LendingTree’s Chief Operating Officer, an expansion of his prior Chief Product and Technology Officer role. In this new role, Nikul will be responsible for the day-to-day business operations for the lending businesses in addition to his product and technology responsibilities. Since joining in June 2012, Nikul has driven the company’s rapid rollout of innovative new products and business lines.
Paul Onnen will join the company as Chief Technology Officer. Paul brings over 25 years of experience directing, developing and executing innovative enterprise and web-based products and services for leading organizations including Google, Expedia, WebMD, Nordstrom.com and Intel, as well as several successful start-up companies. Most notably, Paul led the effort to re-architect and successfully launch a new version of the Expedia.com platform, the largest such project in the company’s history.
“Having someone of Paul’s caliber to lead LendingTree’s innovative technology initiatives will greatly contribute to our success. His experience and achievements at Expedia.com and other media companies will be invaluable to the team as we transform our business to become the search engine for money,” said Doug Lebda.
Neil Salvage will fill the newly created role of Chief Revenue Officer, responsible for all revenue for the company, leading the sales, contact center and lender partnership teams. Neil joined the company in July 2013 to run LendingTree’s home services business and later assumed the additional responsibility of managing the company’s contact center.
“Neil has built his career on successfully creating, developing and growing sales channels for several major companies including CBS Television and Radio, IAC/Interactive Corp.’s CityGrid Media and YellowPages.com,” continued Lebda. “Because he has a deep understanding of the lending and non-lending revenue drivers of the company and is a seasoned expert in leading sales operations, I’m confident Neil will successfully drive revenue and sales initiatives at LendingTree.”
“LendingTree has experienced tremendous growth over the past four years and that growth continues into 2015. Our first quarter was terrific but the most significant growth opportunities remain ahead, and we are positioning ourselves to scale. These management assignments bolster our management teams, align ourselves to support company growth, and allow some of our most senior people to apply their expertise in new directions to achieve new levels of success.” said Doug Lebda.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the performance of executives in their new roles, adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; willingness of lenders to make unsecured personal loans and purchase leads for such products from the Company; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain customers in a cost-effective manner; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2014 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.
About LendingTree, Inc.
LendingTree, Inc. (NASDAQ: TREE) operates the nation's leading online loan marketplace and provides consumers with an array of online tools and information to help them find the best loans for their needs. LendingTree's online marketplace connects consumers with multiple lenders that compete for their business, empowering consumers as they comparison-shop across a full suite of loans and credit-based offerings. Since its inception, LendingTree has facilitated more than 35 million loan requests. LendingTree provides access to lenders offering home loans, home equity loans/lines of credit, reverse mortgages, personal loans, auto loans, small business loans, credit cards, student loans and more.
LendingTree, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.lendingtree.com.

Contacts:
Investor Relations
877-640-4856
investors@lendingtree.com

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